Exhibit 99.4
                                                                    ------------


                           FREESCHOLARSHIPS.COM, INC.

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

1.     Subscription.  MathSoft,  Inc., a Massachusetts corporation ("MathSoft"),
--     -------------                                                 --------
hereby  subscribes  for  3,000,000  shares  (the  "Shares")  of  the  Series  A
                                                   ------
Convertible Preferred Stock, $.001 par value per share ("Series A Convertible Preferred Stock"), of FreeScholarships.com, Inc. ("FreeScholarships" or the
                                                        ----------------
"Company")  for  a  purchase  price  of  $1.00  per  share.

2.     Due Authorization.  The Shares have been duly authorized and, when issued
--     ------------------
and paid for in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

3.     Relationship  to  Other  Documents.  The  Series  A Convertible Preferred
--     -----------------------------------
Stock  shall  be considered  "Purchased Shares" for all purposes of that certain
                              ----------------
Registration  Rights  Agreement  (the "Registration Rights Agreement") dated the
                                       -----------------------------
date  hereof.

4.     Financial  Statements;  Reports.  FreeScholarships  shall  furnish to any
--     --------------------------------
holder of at least 350,000 shares of Series A Convertible Preferred Stock the following information:

     (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

     (b) within thirty (30) days after the end of each month and each quarter in each fiscal year (other than the last month or last quarter in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements to the annual budget;

     (c) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing; and

     (d) the Company's obligations under this Section 4 shall terminate upon the completion of a Qualifying Public Offering (as defined in Section 5) of the Company's securities.

5.     Right of First Offer.  For so long as MathSoft continues to hold at least
--     ---------------------
350,000 shares of Series A Convertible Preferred Stock, the Company shall, prior to any issuance by the Company of any of its securities, offer to MathSoft by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first offer rights of MathSoft pursuant to this Section 5 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of common stock, $.001 par value per share (the "Common Stock"), provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (D) pursuant to a firm commitment underwritten public offering, (E) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, not to exceed in the aggregate 1,909,090 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) (the shares exempted by this clause (E) being hereinafter referred to as the "Reserved Employee Shares"), and (F) upon the exercise of any
                    ------------------------
right which was not itself in violation of the terms of this Section 5. The Company's written notice to MathSoft shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. MathSoft may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and MathSoft shall buy, upon the terms specified, the number of securities agreed to be purchased by MathSoft. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to MathSoft, to offer and sell to any third party or parties the number of such securities not agreed by MathSoft to be purchased by it, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to MathSoft. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5. The Company's obligations under this Section 5 shall terminate upon the completion of a "Qualifying Public Offering"of the company's securities. A "Qualifying Public
      ------------------------
Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of Common Stock in which the aggregate net proceeds to the Company after deducting underwriters' discounts and commissions equals or exceeds $20,000,000 and in which the price per share of Common Stock offered to the public equals or exceeds $4.00 (such price to be equitably adjusted in the event of any stock dividend, stock split, combination, recapitalization, reorganization, reclassification or other similar event).




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be executed and accepted as of the date set forth below.


MATHSOFT, INC.                              FREESCHOLARSHIPS.COM, INC.

By:    /s/ Robert P. Orlando                By:    /s/ Charles J. Digate
------------------------------------------  ------------------------------------
Name:  Robert P. Orlando                    Name:  Charles J. Digate
Title: Senior Vice President and Chief      Title: President
       Financial Officer

EIN#:  04-2842217                           Date of Acceptance:  June 11, 1999

Address:  101 Main Street
Cambridge, MA  02142
Fax:  (617) 577-8829